Solar Senior Capital Ltd. Announces Quarter Ended June 30, 2016 Financial Results; Declares Monthly Distribution of $0.1175 per Share for August, 2016

NEW YORK, NY -- (Marketwired - August 02, 2016) - Solar Senior Capital Ltd. (the "Company" or "SUNS") (NASDAQ: SUNS) today reported net investment income of $4.1 million, or $0.35 per share, for the quarter ended June 30, 2016.

At June 30, 2016, the net asset value (NAV) per share was $16.76, up from the prior quarter based on a combination of mark-to-market adjustments and improvement in specific credits. At June 30, the fair value of the Company's Comprehensive Investment Portfolio* was $378.2 million, with 100% of the portfolio performing.

The Company also announced that its Board of Directors declared a monthly distribution of $0.1175 per share for August 2016, which will be payable on September 1, 2016 to stockholders of record on August 18, 2016. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2016:
Comprehensive Investment portfolio* fair value: $378.2 million
Number of portfolio companies*: 57
Net assets: $193.3 million
Net asset value per share: $16.76

Portfolio Activity** for the Quarter Ended June 30, 2016
Investments made during the quarter: $39.9 million
Investments prepaid or sold during the quarter: $26.6 million

Operating Results for the Quarter June 30, 2016
Net investment income: $4.1 million
Net realized and unrealized gain: $0.6 million
Net increase in net assets from operations: $4.7 million
Net investment income per share: $0.35

* The Comprehensive Investment Portfolio is comprised of the Company's investment portfolio and the senior secured loans held by the First Lien Loan Program ("FLLP") attributable to the Company, but does not include the equity interest in FLLP.
** Includes investment activity within FLLP attributable to the Company.

"Solar Senior Capital delivered a solid quarter with approximately 4% growth in the size of the comprehensive portfolio, an increase in NAV to $16.76 per share and a portfolio that continues to be 100% performing with no direct energy exposure," said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "Our priority remains to be disciplined with our new investments, grow net investment income through the continued ramp of FLLP and Gemino, and deliver steady monthly income to our shareholders."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, August 3, 2016. All interested parties may participate in the conference call by dialing (877) 726-5933 approximately 5-10 minutes prior to the call, international callers should dial (530) 379-4649. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 30414393 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Solar Senior Capital Ltd. website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital Ltd. website. Additionally, a telephone replay will be available until August 17, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 30414393. International callers should dial (404) 537-3406.

Portfolio and Investment Activity

Investment Activity

During the three months ended June 30, 2016 and including activity in FLLP attributable to the Company, gross originations totaled $39.9 million across fourteen portfolio companies. Investments sold or prepaid during the quarter ended June 30, 2016 totaled approximately $26.6 million, including repayments within FLLP attributable to the Company.

Portfolio Composition

At June 30, 2016, the weighted average yield on SUNS' income producing investments was 8.2%, measured at fair value, and 8.0% measured at amortized cost. As of June 30, 2016, 100% of the portfolio was performing.

The characteristics of our Comprehensive Investment Portfolio at June 30, 2016 were as follows:

----------------------------------------------------------------------------
Comprehensive Portfolio Composition, measured at
 fair value:                                       Amount ($mm)       %
----------------------------------------------------------------------------
Senior secured loans                                  $262.9        69.5%
----------------------------------------------------------------------------
Senior secured loans in FLLP, attributable to the
 Company                                               $80.5        21.3%
----------------------------------------------------------------------------
Gemino Healthcare Finance, whose diversified loan
 portfolio is comprised entirely of floating rate      $34.8        9.2%
 senior secured loans
----------------------------------------------------------------------------
Total Senior Secured Loans                            $378.1       100.0%
----------------------------------------------------------------------------
Equity and equity-like securities, excluding
 Gemino Finance and FLLP Membership Interests          $0.1         0.0%
----------------------------------------------------------------------------
Total Comprehensive Investment Portfolio              $378.2       100.0%
----------------------------------------------------------------------------
Floating Rate Investments and as % of the income-
 producing Comprehensive Portfolio                    $365.4        96.6%
----------------------------------------------------------------------------

The comprehensive portfolio is diversified across 57 issuers in 27 industries, with an average issuer exposure of $6.6 million, or 1.8% of the portfolio, at June 30, 2016.

Gemino Healthcare Finance LLC

At June 30, 2016, Gemino's $131.4 million funded portfolio consists of senior secured loans from 38 issuers with an average funded exposure of $3.5 million. All of the commitments from Gemino are floating rate, senior secured loans. During the quarter ended June 30, 2016, Gemino funded originations of $7.4 million across two portfolio companies and had approximately $5.4 million of funded commitments repaid. For the quarter ended June 30, 2016, Gemino distributed $903 thousand to SUNS, resulting in an annualized distribution yield to SUNS, at cost, for the quarter ended June 30, 2016 of 11.0%, similar to the prior quarter.

First Lien Loan Program LLC

At June 30, 2016, the fair value of FLLP's investment portfolio was $92.0 million, consisting of senior secured loans from 20 issuers with an average issuer exposure of $4.6 million. All of the loans in FLLP are floating rate, senior secured loans. During the quarter ended June 30, 2016, FLLP funded $7.2 million across four portfolio companies and had repayments of $6.2 million over the same period. For the quarter ended June 30, 2016, FLLP distributed $815.7 thousand to the Company. FLLP's annualized distribution yield to the Company, at cost, for the quarter ended June 30, 2016 was 11.0%, versus 9.4% for the quarter ended March 31, 2016.

Portfolio Company Ratings

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of June 30, 2016, 100% of the investment portfolio was performing and the composition of the SUNS' portfolio, on a risk ratings basis, was as follows:

----------------------------------------------------------------------------
Internal Performance Rating Investments at Fair Value  % of Total Portfolio
----------------------------------------------------------------------------
             1                        $44.7                    13.7%
----------------------------------------------------------------------------
             2                        $255.1                   78.3%
----------------------------------------------------------------------------
             3                        $25.8                    7.9%
----------------------------------------------------------------------------
             4                       < $0.1                 < 0.1%
----------------------------------------------------------------------------

Results of Operations for Quarter Ended June 30, 2016 compared to the Quarter Ended June 30, 2015

Investment Income

For the fiscal quarters ended June 30, 2016 and June 30, 2015, gross investment income totaled $6.7 million and $6.7 million, respectively.

Expenses

Net expenses totaled $2.6 million and $3.3 million, respectively, for the fiscal quarters ended June 30, 2016 and June 30, 2015. For the fiscal quarters ended June 30, 2016 and June 30, 2015, $0.2 million and $0.0 million, respectively, of performance-based incentive fees were voluntarily waived by the Company's investment manager.

Net Investment Income

Net investment income was $4.1 million or $0.35 per average share and $3.3 million and $0.29 per average share for the fiscal quarters ended June 30, 2016 and 2015, respectively.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains for the fiscal quarters ended June 30, 2016 and 2015 totaled approximately $0.61 million and ($0.5) million, respectively.

Net Increase in Net Assets Resulting From Operations
For the fiscal quarters ended June 30, 2016, and June 30, 2015, the Company had a net increase in net assets resulting from operations of $4.7 million and $2.9 million, respectively. For the same periods, earnings per average share were $0.41 and $0.25, respectively.

Liquidity and Capital Resources

At June 30, 2016, the Company had $141.6 million in borrowings outstanding on its $175 million Credit Facility and $33.4 million of unused debt capacity, subject to borrowing base limits. When considering the debt capacity of the FLLP joint venture based on its full equity commitment, the expected debt capacity of FLLP combined with the Company's balance sheet is approximately $85 million, subject to borrowing base limitations.

                          SOLAR SENIOR CAPITAL LTD.
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                                   June 30,
                                                     2016      December 31,
                                                  (unaudited)      2015
                                                 ------------  ------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost: $267,550
   and $253,373, respectively)                   $    260,505  $    242,502
  Companies 5% to 25% owned (cost: $3,932 and
   $3,816, respectively)                                2,445         2,423
  Companies more than 25% owned (cost: $62,423
   and $62,423, respectively)                          62,787        61,593
                                                 ------------  ------------
    Total investments (cost: $333,905 and
     $319,612, respectively)                          325,737       306,518
Cash                                                    4,650         3,070
Cash equivalents (cost: $32,997 and $49,997,
 respectively)                                         32,997        49,997
Receivable for investments sold                         9,318            45
Dividends receivable                                    1,327           526
Interest receivable                                     1,315         2,040
Prepaid expenses and other assets                         475           381
                                                 ------------  ------------
  Total assets                                   $    375,819  $    362,577
                                                 ------------  ------------

Liabilities
Credit facility payable                          $    141,600  $    116,200
Payable for investments and cash equivalents
 purchased                                             37,578        54,897
Distributions payable                                   1,355         1,355
Management fee payable                                    834           831
Performance-based fee payable                             237            --
Interest payable                                          307           262
Administrative services expense payable                   349           534
Other liabilities and accrued expenses                    298           194
                                                 ------------  ------------
  Total liabilities                              $    182,558  $    174,273
                                                 ------------  ------------
Commitments and contingencies

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 11,533,315 and
 11,533,315 issued and outstanding, respectively $        115  $        115
Paid-in capital in excess of par                      211,486       211,486
Distributions in excess of net investment income       (5,185)       (5,185)
Accumulated net realized loss                          (4,987)       (5,018)
Net unrealized depreciation                            (8,168)      (13,094)
                                                 ------------  ------------
  Total net assets                               $    193,261  $    188,304
                                                 ============  ============
Net Asset Value Per Share                        $      16.76  $      16.33
                                                 ============  ============

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                     Three months ended
                                                   June 30,      June 30,
                                                     2016          2015
                                                 ------------  ------------
INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                   $      4,867  $      5,198
  Companies 5% to 25% owned                                52            54
Dividends:
  Companies more than 25% owned                         1,703         1,307
Other income:
  Companies less than 5% owned                             43            89
  Companies more than 25% owned                            16             7
                                                 ------------  ------------
    Total investment income                             6,681         6,655
                                                 ------------  ------------

EXPENSES:
Management fees                                  $        834  $        879
Performance-based incentive fees                          465            --
Interest and other credit facility expenses               913         1,660
Administrative services expense                           299           282
Other general and administrative expenses                 332           488
                                                 ------------  ------------
    Total expenses                                      2,843         3,309
Performance-based incentive fees waived                  (228)           --
                                                 ------------  ------------
    Net expenses                                        2,615         3,309
                                                 ------------  ------------
      Net investment income                      $      4,066  $      3,346
                                                 ------------  ------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash
 equivalents (companies less than 5% owned)                22            40
Net change in unrealized gain (loss) on
 investments and cash equivalents                         586          (490)
                                                 ------------  ------------
Net realized and unrealized gain (loss) on
 investments and cash equivalents                         608          (450)
                                                 ------------  ------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                      $      4,674  $      2,896
                                                 ============  ============
EARNINGS PER SHARE                               $       0.41  $       0.25
                                                 ============  ============

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Solar Senior Capital Ltd.
Investor Relations
(212) 993-1670